UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

November 16, 2006

IDEARC INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32939	20-5095175
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, DFW Airport, Texas 75261

(Address of principal executive offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 17, 2006, Verizon Communications Inc. (“Verizon”) spun off the companies that comprised its domestic print and Internet yellow pages directories publishing operations (the “Distribution”). In connection with the Distribution, Verizon transferred to Idearc Inc. (the “Company”) all of its ownership interest in Idearc Information Services LLC (formerly Verizon Information Services) and other assets, liabilities, businesses and employees primarily related to Verizon’s domestic print and Internet yellow pages directories publishing operations (the “Contribution”). The Distribution was completed by making a pro rata distribution to Verizon’s stockholders of all of the outstanding shares of common stock of the Company.

The Company filed a Current Report on Form 8-K on November 21, 2006 (the “Form 8-K”) to report the Distribution and the Contribution, and undertook in the Form 8-K to file a pro forma balance sheet and statements of operations giving effect to the Distribution and the Contribution. This Amendment to Current Report on Form 8-K is being filed by the Company to provide such balance sheet and statements of operations as permitted by Item 9.01(a)(4) of Form 8-K.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information

The following pro forma financial information of the Company reflecting the Distribution and the Contribution required by this item is attached hereto as Exhibit 99.1 and is incorporated herein by reference:

•	Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 2005

•	Unaudited Pro Forma Statement of Operations for the Nine Months Ended September 30, 2006

•	Unaudited Pro Forma Balance Sheet as of September 30, 2006

•	Notes to Unaudited Pro Forma Financial Information

(d) Exhibits

Exhibit No.	Description
99.1	Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 2005; Unaudited Pro Forma Statement of Operations for the Nine Months Ended September 30, 2006; Unaudited Pro Forma Balance Sheet as of September 30, 2006; Notes to Unaudited Pro Forma Financial Information

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEARC INC.

By:	/s/ William G. Mundy
Name:	William G. Mundy
Title:	Executive Vice President,
General Counsel and Secretary

Date: February 1, 2007

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 2005; Unaudited Pro Forma Statement of Operations for the Nine Months Ended September 30, 2006; Unaudited Pro Forma Balance Sheet as of September 30, 2006; Notes to Unaudited Pro Forma Financial Information

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